ALLIED NEVADA ANNOUNCES ITS FIRST GOLD

PRODUCTION

Reno, Nevada, January 6, 2009 – Allied Nevada Gold Corp. (TSX: ANV; NYSE-A: ANV) announced its first production from its run-of-mine, heap leach property, the Hycroft Mine. Total production for December 2008 was approximately 1,000 ounces of gold and 3,000 ounces of silver which was a combination of doré and carbon. As doré is produced, it will be refined into gold and silver bullion which will then be sold in the normal course of business.

The capital phase of the Hycroft reactivation project is complete and mining operations are proceeding very well with run-of-mine ore being released from the Brimstone deposit and placed under leach. We are now in the start up phase of operation and expect to attain annualized production rates of approximately 90,000 ounces by July 2009. Over the six-month start up period, production will slowly increase as we continue to leach existing ore and place new ore on the pad.

“We are pleased to have attained our goal of initial gold production on schedule. I’d like to thank the employees of the Hycroft Mine for their dedication and efforts to achieve this milestone.” stated Scott Caldwell, Chief Executive Officer. “As the newest gold producer in Nevada, we continue to work towards attaining full production levels by the middle of 2009."

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the timing and success of the mining and leaching operations at the Hycroft Mine, the Company's expectations as to the timing and amount of production at the Hycroft Mine, the Company's expectations as to productions costs, as well as other statements that are not historical facts. Production estimates are based upon the actual gold recovery achieved on Brimstone ores; ore tonnage estimates and gold grades are based on the mine plans and production schedules developed by an independent consultant. Although our management believes that its expectations are based on reasonable assumptions, we can give no assurance that these expectations will prove correct. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

For further information on Allied Nevada Gold Corp., please contact Ursula Williams at (775) 789-0119 or visit the Allied Nevada website at www.alliednevada.com.